Exhibit 99.1

U.S. Physical Therapy to Present at the Ninth Annual JMP Securities Research Conference

HOUSTON--(BUSINESS WIRE)--May 7, 2010--U.S. Physical Therapy, Inc. (NASDAQ: USPH), a national operator of physical and occupational therapy outpatient clinics (the “Company”), today announced that its Chief Executive Officer, Chris Reading, will present at the Ninth Annual JMP Securities Research Conference on Monday, May 10, 2010. The presentation will cover an overview of the Company. The conference is being held at the Ritz-Carlton in San Francisco, California.

A copy of the presentation will be posted on the Company’s website at www.usph.com by the morning of May 10, 2010.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 367 clinics in 43 states. The Company’s clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy was named to Forbes list of America’s 200 Best Small Companies for 2009.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, Chief Financial Officer
Chris Reading, Chief Executive Officer
713-297-7000
or
The Ruth Group
Stephanie Carrington / Amy Glynn
646-536-7017 / 7023